                                  SCHEDULE 14C
                                 (Rule 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(C) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

[X] Preliminary information statement    [ ] Confidential, for use of the Commission
                                             Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive information statement

                       VACATION OWNERSHIP MARKETING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transactions applies:
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                       VACATION OWNERSHIP MARKETING, INC.

                  Information Statement Pursuant to Section 14C
                     of the Securities Exchange Act of 1934

                                  INTRODUCTION

         This Information Statement is being mailed on or about December 22, 2001, to all holders of record on December 5, 2001, of the $.001 par value common stock (the "Common Stock") of Vacation Ownership Marketing, Inc., a Delaware corporation (the "Company"), in connection with the vote of the Board of Directors of the Company and the approval by written consent of the holders of a majority of the Company's outstanding Common Stock and the sole holder of the Company's outstanding $.001 par value preferred stock (the "Preferred Stock") of an amendment (the "Amendment") to the Company's Certificate of Incorporation to increase the authorized Common Stock from 50,000,000 shares with a par value of $0.001 to 500,000,000 shares with a par value of $0.001.

         The Amendment to the Company's Certificate of Incorporation will be effective on or about January 14, 2002. Because the proposed Amendment to the Company's Certificate of Incorporation has already been approved by holders having a majority of the outstanding Common Stock and all of the outstanding Preferred Stock, you are not required to take any action. This Information Statement is your notice that the Amendment to the Company's Certificate of Incorporation has been approved, and you will receive no further notice when the change becomes effective. This Information Statement constitutes a notice of the action by written consent of shareholders pursuant to Delaware General Corporation Law and will be provided to the holders of record of Common Stock who have not consented in writing to the Amendment.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  THE AMENDMENT

         On December 5, 2001, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to increase in the authorized Common Stock from 50,000,000 shares with a par value of $.001 to 500,000,000 shares with a par value of $.001. On December 6, 2001, the Amendment was approved by written consent of shareholders having a majority of the Company's outstanding Common Stock and all of the outstanding Preferred Stock. A copy of the proposed Amendment to the Certificate of Incorporation is attached to this Information Statement as Appendix A.

         The Board of Directors has fixed the close of business on December 5, 2001, as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of the record date, the Company had outstanding 42,360,595 shares of Common Stock held by 882 shareholders of record and 2,500,000 shares of Preferred Stock held by one shareholder.

         The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock, in an amount adequate to provide for the Company's future needs. The additional shares of Common Stock to be authorized by the Amendment will be available for issuance from time-to-time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. Under the terms of instruments governing certain of the Company's convertible debentures, the Company will be required to escrow Common Stock with its debentureholders or one or more escrow agents in a segregated account or accounts maintained by the debentureholders or escrow agents with commercial banking institutions or broker-dealers in an amount sufficient to assure that the Company will meet its Common Stock delivery requirements upon conversion of its debentures into Common Stock.

                           VOTE REQUIRED FOR APPROVAL

Section 228 of the Delaware General Corporation Law provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's Board of Directors and stockholders owning a majority of the outstanding Common Stock and the shareholder holding all of the outstanding Preferred Stock have approved the increase in authorized Common Stock, which majority is the number of shares required by Delaware General Corporation Law Section 242 to amend the Company's Certificate of Incorporation to increase its authorized Common Stock.

         The securities that would have been entitled to vote if a meeting were required to be held to amend the Company's Certificate of Incorporation consist of shares of the Company's Common Stock and Preferred Stock issued and outstanding on December 5, 2001, which would have been the same date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the Company's Certificate of Incorporation.

                         DISSENTERS' RIGHTS OF APPRAISAL

         The Delaware General Corporation Law does not provide for dissenters' rights of appraisal in connection with an amendment to certificate of incorporation authorizing or increasing authorized shares of any class or series.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of December 5, 2001, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.


                                    Name and Address of       Amount and Nature of     Percent
Title of Class                      Beneficial Owner          Beneficial Ownership     of Class
--------------                      -------------------       --------------------     --------
Common Stock               Christopher Astrom(1)                   277,492                0.65%
                                    2921 NW 6th Avenue
                                    Miami, FL 33127

Common Stock               Braulio Guterriez (2)                   148,994                 0.35%
                                    2921 NW 6th Avenue
                                    Miami, FL 33127

Preferred Stock            Christopher Astrom (1)                2,500,000               100.00%
                                    2921 NW 6th Avenue
                                    Miami, FL 33127

Common Stock               All Officers and Directors              427,994                 0.35%
                                    as a group (4 persons)

Preferred Stock            All Officers and Directors            2,500,000               100.00%
                                    as a group (4 persons)


----------------------
(1)      Officer and Director.
(2) Officer. Mr. Guterriez' wife, Patricia, is an Officer of the Company and disclaims any beneficial interest in the Common Stock held by Mr. Guterriez.
----------------------

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, or associate of any director, or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Company's Articles of Incorporation.

                             ADDITIONAL INFORMATION

         Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, Braulio Guteirrez, at 2921 NW 6th Avenue, Miami, Florida 33127, a copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 2001, will be provided without charge.

                                       By order of the Board of Directors


                                             /s/ Braulio Guteirrez
                                       -----------------------------------------
                                       Braulio Guteirrez, President

Miami, Florida
December 11, 2001

                                   APPENDIX A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF

                       VACATION OWNERSHIP MARKETING, INC.
        (Pursuant to Section 242 of the Delaware General Corporation Law)

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Vacation Ownership Marketing, Inc.

         2. Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and substituting in lieu of said Article the following new Article:

                                     "Fourth

         a. CAPITALIZATION. The aggregate number of shares which the Corporation shall have the authority to issue is Five Hundred Ten Million (510,000,000) shares of all classes of stock, consisting of Five Hundred Million (500,000,000) shares of common stock, par value $.001, and Ten Million (10,000,000) shares of preferred stock, par value $.001.

         b. PREFERRED STOCK. Preferred stock may be issued in one or more series. The Board of Directors of the Corporation is vested with authority to determine and state the designations and preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Certificate determining the terms of such series, which amendment need not be approved by the shareholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical."

         3. The foregoing Amendment to the Certificate of Incorporation was duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Certificate of Amendment for the Corporation the _________ day of January, 2001.




                                             -----------------------------------
                                             Braulio Gutierrez, President